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                                                                  EXHIBIT 4.6(c)


                           DEBENTURE PLEDGE AGREEMENT

                 THIS AGREEMENT is made the 30th day of October, 1997.


BY:                      PCI CHEMICALS CANADA INC.

                         (the "Corporation")

IN FAVOUR OF:            UNITED STATES TRUST COMPANY OF NEW YORK, as collateral
                         agent for its own benefit and the benefit of the Trustee and each of the Noteholders, and the Administrative Agent and each of the Lenders

                         (in such capacity, the "Collateral Agent")


         WHEREAS the Corporation is or will become indebted, liable and obligated to the Collateral Agent, the Trustee, the Noteholders, the Administrative Agent and the Lenders;

         AND WHEREAS the Corporation has agreed to execute and deliver this Agreement to and in favour of the Collateral Agent as continuing collateral security for the due, prompt and complete payment, performance and satisfaction of all Obligations (as defined below).

         NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the foregoing and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Corporation hereby covenants and agrees as follows:

                                   ARTICLE 1

                                 INTERPRETATION

1.1 INTERPRETATION. This Agreement shall be interpreted in accordance with the following:

         (a) words denoting the singular include the plural and vice versa and words denoting any gender include all genders;
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         (b)     the division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement; and

         (c) the word "including" shall mean "including without limitation" and "includes" shall mean "includes without limitation".

1.2 DEBENTURE DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Debenture (as hereinafter defined).

1.3 SEVERABILITY. If any provision of this Agreement is, or becomes, illegal, invalid or unenforceable, such provision shall be severed from this Agreement and be ineffective to the extent of such illegality, invalidity or unenforceability. The remaining provisions hereof shall be unaffected by such provision and shall continue to be valid and enforceable.

1.4 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the Laws of the Province of New Brunswick and the Laws of Canada applicable therein, without giving effect to any conflicts of law rules thereof. The Corporation hereby irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of New Brunswick with respect to any matter arising under or relating to this Agreement.

                                   ARTICLE 2

                              PLEDGE OF DEBENTURE

2.1 PLEDGE OF DEBENTURE. The Corporation hereby pledges to and deposits with the Collateral Agent the Demand Debenture (New Brunswick) of even date herewith issued by the Corporation to and in favour of the Collateral Agent, in the principal amount of $500,000,000 in lawful money of the United States of America, together with all renewals thereof, substitutions thereafter and supplements thereto (the "Debenture"), as well as interest thereon and proceeds thereof, to be held by the Collateral Agent in accordance with the provisions hereof as continuing security for the due, prompt and complete payment,
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performance and satisfaction of all of the Obligations.

2.2      OBLIGATIONS SECURED.

         (a) The pledge granted by this Agreement (the "Pledge") shall be continuing collateral security for the due, prompt and complete payment, performance and satisfaction by the Corporation of all indebtedness, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time due or accruing due, owing by the Corporation to the Collateral Agent, the Administrative Agent and the Lenders pursuant to the Guarantee, and to the Collateral Agent, the Trustee and the Noteholders pursuant to the Indenture, and any ultimate unpaid balance thereof, respectively, and in any currency, and whether incurred prior to, at the time of or subsequent to the execution hereof (collectively, and together with the expenses, costs and charges set out in Section 2.2(b), the "Obligations").

         (b) All expenses, costs and charges incurred by or on behalf of the Collateral Agent, the Trustee, the Noteholders, the Administrative Agent or the Lenders, or any of them, in connection with this Debenture, the Security Interest or the realization of the Collateral, including, after the occurrence and during the continuance of a Default (as defined therein) of the nature set forth in Section 8.1.9 of the Term Loan Agreement or a Default (as defined therein) of the nature set forth in Section 501(10) of the Indenture, or an Event of Default (as defined in the Term Loan Agreement or the Indenture, as the case may be), all legal fees, court costs, Receiver's remuneration and other expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment of the Collateral shall be added to and form a part of the Obligations.

                                   ARTICLE 3

                            DEFAULT AND ENFORCEMENT

3.1 DEFAULT. The Pledge shall be and become enforceable against the Corporation if and only if and when the Corporation shall fail to pay, perform or satisfy any of the Obligations when due and payable or required to be performed or satisfied, as the case may be (including pursuant to any acceleration thereof in accordance with the provisions governing the Obligations) but not otherwise.
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3.2      REALIZATION UPON DEFAULT.  Whenever the Pledge has become enforceable, the Collateral Agent may at any time realize upon or otherwise dispose of the Debenture by sale, transfer and/or delivery and/or exercise and/or enforce any and all rights and remedies of a holder of the Debenture as if the Collateral Agent was the absolute owner thereof, without notice to or control by the Corporation (except as may be required by applicable Law) and any such remedy may be exercised separately or in combination and shall be in addition to and not in substitution for any rights the Collateral Agent may have, however created.

3.3 APPLICATION OF PROCEEDS. All proceeds of the Debenture shall be applied by the Collateral Agent may choose in accordance with the provisions governing the Obligations, without prejudice to any claim on the Corporation for any deficiency.

3.4 SATISFACTION OF OBLIGATIONS. Payment of the Obligations from time to time shall be deemed to be payment of the principal and interest from time to time due under the Debenture. Upon satisfaction in full of the Obligations, the Collateral Agent shall, at the request and expense of the Corporation, deliver the Debenture to the Corporation for cancellation or assign the Debenture (without recourse to the Lenders) to such other person or entity as the Corporation may direct.

3.5      DEALING WITH THE DEBENTURE.

         (a) The Collateral Agent shall not be obliged to exhaust its recourse against the Corporation or any other person or persons or against any other security the Collateral Agent may hold in respect of the Obligations before realizing upon or otherwise dealing with the Debenture in such manner as the Collateral Agent may consider desirable.

         (b) The Collateral Agent may grant extensions or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Corporation and with other parties, sureties or securities as the Collateral Agent may see fit without prejudice to the Obligations or the rights of the Collateral Agent in respect of the Debenture.
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         (c)     The Collateral Agent shall not be: (i) liable or accountable for any failure to collect, realize or obtain payment in respect of the Debenture; (ii) bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Debenture or for the purpose of preserving any rights of the Collateral Agent, the Corporation or any other parties in respect thereof; (iii) responsible for any loss occasioned by any sale or other dealing with the Debenture or by the retention of or failure to sell or otherwise deal therewith; or (iv) bound to protect the Debenture from depreciating in value or becoming worthless.

                                   ARTICLE 4

                                 MISCELLANEOUS

4.1 NOTICES. Any and all demands, notices or other communications to be made or given pursuant to this Agreement shall be given and received in the manner and at the addresses set forth in Section [11.2] of the Intercreditor Agreement.

4.2 DISCHARGE. The Pledge shall be released and discharged upon the full and complete payment, performance and satisfaction of all of the Obligations and at the request and sole cost and expense of the Corporation. The Collateral Agent shall execute and deliver to the Corporation such releases and discharges as the Corporation may reasonably require.

4.3 WAIVER. No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right; nor shall any waiver of one provision be deemed to constitute a waiver of any other provision (whether or not similar). No waiver of any of the provisions of this Agreement shall be effective unless it is in writing duly executed by the waiving party or parties.

4.4 NON-MERGER. The Debenture shall not operate by way of merger of any of the Obligations and no judgment recovered by the Collateral Agent, or any of them, shall operate by way of merger of or in any way affect the security of the Debenture which is in addition to and not in substitution for any other security now or hereafter held by the Collateral Agent, or any of them, in respect of the Obligations.
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4.5      ASSIGNMENTS AND PARTICIPATIONS.  The Collateral Agent may sell, assign, transfer or otherwise dispose of all or any of the Obligations in accordance with the provisions governing the Obligations and, in such event, each and every immediate and successive assignee, transferee or holder of all or any of the Obligations shall have, in respect of the Obligations sold, assigned, transferred or otherwise disposed of, the full benefit hereof to the same extent as if it were an original party to the Obligations or the part thereof so sold, assigned, transferred or otherwise disposed. None of the rights or obligations hereunder of the Corporation may be assigned without the prior written consent of the Collateral Agent, except in accordance with the provisions of the Intercreditor Agreement.

4.6 ENUREMENT. This Agreement shall enure to the benefit of the Collateral Agent, the Trustee, the Noteholders, the Administrative Agent, the Lenders and their respective successors and assigns and be binding upon the Corporation and its successors and permitted assigns.

4.7 CONFLICTS. Notwithstanding any provision of the Debenture, interest thereunder shall accrue and be payable in accordance with the terms governing the Obligations and the principal thereof and interest payable thereunder shall represent liabilities of the Corporation only to the extent of the Obligations. To the extent of any conflict or inconsistency between the terms of this Agreement and the Debenture, this Agreement shall prevail. Notwithstanding the foregoing, if there exists any right or remedy of any of the Collateral Agent set out in the Debenture which is not set out or provided for herein, such additional right or remedy shall not constitute a conflict or inconsistency.

4.8      TIME OF THE ESSENCE.  Time shall be of the essence of this Agreement.

4.9 FURTHER ASSURANCES. The Corporation shall from time to time, whether before or after the Collateral Agent shall become entitled to realize upon or otherwise dispose of the Debenture, at the sole cost and expense of the Corporation, do all such acts and things and execute and deliver all such deeds, transfers, assignments and instruments as the Collateral Agent may reasonably require for perfecting the security constituted by the Debenture or exercising all powers, authorities and discretions hereby conferred upon the Collateral Agent and the Corporation shall from time to time after the Collateral Agent shall have become entitled to realize upon or otherwise dispose of the Debenture, at the sole cost
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and expense of the Corporation, do all such acts and things and execute and deliver all such deeds, transfers, assignments and instruments as the Collateral Agent may require for facilitating the sale of the Debenture in connection with any realization thereof.

4.10 AMENDMENT. This Agreement may be amended only by written agreement of the Corporation and the Collateral Agent.

4.11 JUDGMENT CURRENCY. If, for the purposes of obtaining judgment in any court, it is necessary to convert any sum due, or owing to the Collateral Agent in any currency (the "Original Currency") into another currency (the "Other Currency"), the Corporation hereby agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Collateral Agent could purchase the Original Currency with the Other Currency on the Business Day preceding that on which the final judgment is granted. The Obligations of the Corporation in respect of any sum due in the Original Currency from it to the Collateral Agent shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Collateral Agent of any such sum adjudged to be so due or owing in such Other Currency, the Collateral Agent may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due or owing to the Collateral Agent in the Original Currency, the Corporation shall, as a separate obligation and notwithstanding any such judgment, indemnify the Collateral Agent for the benefit of the Trustee, on its own account and on account of each Noteholder, and the Administrative Agent, on its own account and on account of each of the Lenders, against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due or owing to the Collateral Agent in the Original Currency, the Collateral Agent shall remit such excess to the Corporation.

                             [CONTINUED ON PAGE 8]
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4.12     COPY RECEIVED.  The Corporation acknowledges receipt of a copy of this
Agreement.

         IN WITNESS WHEREOF the Corporation has executed this Agreement on the date first above written.

                                     PCI CHEMICALS CANADA INC.



                                     Per: /s/ KENT R. STEPHENSON
                                         ------------------------------------
                                         (Authorized Signing Officer)